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                                                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-50851 of CellNet Data Systems, Inc. and CellNet Funding, LLC on Form S-3 of our report dated February 2, 1998, included in the Annual Report on Form 10-K of CellNet Data Systems, Inc. for the year ended December 31, 1997, and to the use of our report dated February 2, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Jose, California
May 12, 1998